Exhibit 10.3
ESCROW AGREEMENT
     THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of November 2, 2005 by and among SMARTVIDEO TECHNOLOGIES, INC., a Delaware corporation (the “Company”), the investors signatory hereto (the “Investors”); EDWARDS ANGELL PALMER & DODGE LLP, a Delaware limited liability partnership (the “Securities Escrow Agent”); and HANZMAN & CRIDEN, P.A., a Florida professional association (the “Cash Escrow Agent” and, with the Securities Escrow Agent, the “Escrow Agents”).
Recitals
     A. Pursuant to the terms of that certain Securities Purchase Agreement, dated as of October 31, 2005, by and among the Company and the Investors (the “Securities Purchase Agreement”), the Investors will be purchasing from the Company certain securities issued by the Company (the “Securities”). Capitalized terms used but not defined herein shall have the meaning assigned to them in the Securities Purchase Agreement.
     B. As a result of the current proxy contest and related litigation involving the Company in the case styled Forte Capital Partners, LLC v. Richard E. Bennett, Jr. and SmartVideo Technologies, Inc., C.A. No. 1495-N (the “Proxy Litigation”), the Investors are requiring this escrow arrangement. The Investors and the Company acknowledge that the transactions contemplated by the Securities Purchase Agreement would have closed without any escrow had the Proxy Litigation not been filed. However, in order to assure the Investors that the transactions can proceed with the current management remaining in office, the Investors demanded this escrow arrangement. The Company and the Investors have agreed to (i) deposit with the Cash Escrow Agent the cash payment to be delivered by the Investors to the Company pursuant to the Securities Purchase Agreement at the First Closing (the “First Closing Payment”) and (ii) deposit with the Securities Escrow Agent the Securities to be delivered by the Company to the Investors pursuant to the Securities Purchase Agreement at the First Closing (the “First Closing Securities” and, with the First Closing Payment, the “Escrowed Property”).
     C. The Escrow Agents have agreed to serve as escrow agents and to hold, disburse and deliver the Escrowed Property in accordance with the terms, and subject to the conditions, of this Agreement.
     NOW, THEREFORE, in consideration of the foregoing Recitals and the covenants and conditions set forth below, the parties hereto agree as follows:
1. Recitals. The Recitals are incorporated herein by reference and made a part of this Agreement as if fully set forth herein.

2. Escrow Agents. Each of the Company and the Investors hereby designates and appoints the Escrow Agents to act as escrow agents in accordance with the terms and conditions of this Agreement, and each Escrow Agent hereby accepts such designation and appointment.
3. Escrowed Property.
          (a) The Cash Escrow Agent shall hold the First Closing Payment in its non-interest bearing trust account (the “Cash Escrow Account”). The Cash Escrow Account is maintained in the name of “Hanzman Criden Customers Account,” with Gibraltar Bank, FSB, Miami, Florida, ABA Number 267090455, with an Account Number of 20046308.
          (b) The Securities Escrow Agent shall hold the First Closing Securities, evidenced by stock and warrant certificates registered in the name of the Investors.
          (c) Except as required under applicable law, the Escrowed Property shall not be subject to lien or attachment of any creditor of any party hereto.
4. Release of Escrowed Property. Notwithstanding anything to the contrary contained in this Agreement, each Escrow Agent shall hold all Escrowed Property delivered to it in escrow and shall not release any such Escrowed Property except upon the terms and conditions set forth in this Section 4.
          (a) Joint Instruction. Escrow Agents shall release and deliver the Escrowed Property upon receipt of, and pursuant to any instructions set forth in, a joint letter executed by the Companies and all the Investors.
          (b) Dismissal of Proxy Litigation. Whether or not joint instructions are executed and delivered pursuant to Section 4(a) above, the Cash Escrow Agent shall release the First Closing Payment to the Company, and the Securities Escrow Agent shall release the First Closing Securities to the Investors, upon receipt of (i) a final dispositive order, judgment or decree of the Delaware Chancery Court dismissing the Proxy Litigation with prejudice or (ii) a notice of voluntary dismissal with prejudice that has been duly filed by the plaintiffs of all of their claims with the Delaware Chancery Court with respect to the Proxy Litigation.
          (c) Return of the Escrowed Property. Whether or not joint instructions are executed and delivered pursuant to Section 4(a) above, (i) the Cash Escrow Agent shall return the First Closing Payment to the Investors, and the Securities Escrow Agent shall return the First Closing Securities to the Company, in the event of a termination of the Securities Purchase Agreement by the Company, the Investors or otherwise in accordance with its terms, and (ii) the Escrow Agents either shall return the First Closing Payment to the Investors and the First Closing Securities to the Company, or shall deliver the First Closing Payment to the Company and the First Closing Securities to the Investors, in either case as specified (A) at any time on or after December 9, 2005 in the written request of Michael Criden and Glen Singer (or such successors as may be appointed by written consent of the majority of the Investors) in the event that neither of the events specified in Section 4(b) has occurred by no later than December 9,

2005, or (B) on or after December 10, 2005 in the written request of the Company provided that none of the events specified in Section 4(b), Section 4(c)(i) or Section 4(c)(ii)(A) has occurred.
5. Escrow Agent’s Duties. Each of the Company and the Investors understands and agrees that:
          (a) This Agreement expressly sets forth all the duties, responsibilities and obligations of the Escrow Agents with respect to any and all matters pertinent hereto. No implied duties, responsibilities or obligations shall be read into this Agreement against any Escrow Agent. Without limiting the generality of the foregoing, no Escrow Agent shall have any duty to take any action to preserve or exercise rights in any property held by it hereunder.
          (b) No Escrow Agent nor any of its directors, officers, employees or partners shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it or any of its directors, officers, employees or partners, or for any mistake or fact or law, or for anything which it, or any of its directors, officers, employees or partners may do or refrain from doing in connection or in the administration of this Agreement, unless and except to the extent the same constitutes gross negligence or willful misconduct on the part of the Escrow Agent. In no event shall an Escrow Agent be liable for any indirect, punitive, special or consequential damages. The Company hereby indemnifies and holds the Securities Escrow Agent (and any successor escrow agent) harmless from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and other costs and expenses of defending or prepare to defend against any claim or liability, arising out of and in connection with this Agreement, except to the extent such losses , liabilities, claims, actions, damages or expenses are the result of Securities Escrow Agent’s willful misconduct, or gross negligence. The Investors hereby indemnify and hold the Cash Escrow Agent (and any successor escrow agent) harmless from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with this Agreement, except to the extent such losses , liabilities, claims, actions, damages or expenses are the result of Cash Escrow Agent’s willful misconduct or gross negligence.
          (c) Each Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it in accordance with the terms of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Each Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.
          (d) Each Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice. No Escrow Agent shall be under any duty to monitor performance by any party of its obligations under any agreement.

          (e) No Escrow Agent shall have any interest in the Escrowed Property deposited hereunder; each Escrow Agent is serving as escrow holder only and having only possession thereof. No Escrow Agent shall have any tax reporting duties with respect to the Escrowed Property.
          (f) No Escrow Agent makes any representation as to the validity, value or genuineness of any security or other document or instrument held by or delivered to it. No Escrow Agent shall have any liability for the loss of value of any Escrowed Property.
          (g) No Escrow Agent shall be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.
          (h) Any Escrow Agent (and any successor escrow agent) may at any time resign by delivering all Escrowed Property that has been delivered to such Escrow Agent to any successor escrow agent designated by the Company and the Investors pursuant to a joint written instruction, or to any court of competent jurisdiction, whereupon such Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of an Escrow Agent will take effect on the earlier of (1) the appointment of a successor escrow agent or delivery of the Escrowed Property to a court of competent jurisdiction or (2) the day which is 10 days after the date of delivery of its written notice of resignation to the Company and the Investors. If at that time the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent’s sole responsibility after that time shall be to safe keep the Escrowed Property in such Escrow Agent’s possession until (i) receipt of a designation of successor escrow agent or a joint written instruction by the Company and the Investors as to the disposition of the Escrowed Property or (ii) delivery by such Escrow Agent of such Escrowed Property to the registry of a court of competent jurisdiction.
          (i) No Escrow Agent is a party to the Securities Purchase Agreement, and no Escrow Agent is bound by such agreement or by any other agreement among the other parties hereto.
          (j) No Escrow Agent shall be under any duty to give any property held by it hereunder any greater degree of care than it gives its own similar property. In no event shall an Escrow Agent have any obligation to advance its own funds.
          (k) The Escrow Agent shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer charged with the responsibility of administering this Agreement or unless in writing received by the Escrow Agent.
          (l) Each Escrow Agent shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer charged with responsibility for administering this Agreement or unless in writing received by such Escrow Agent.
          (m) No provision of this Agreement shall require an Escrow Agent to expend or risk its own funds, or to take any legal or other action hereunder which might in its judgment involve it in, or require it to incur in connection with the performance of its duties hereunder, any expense or any financial liability unless it shall be furnished with indemnification acceptable to it.
          (n) Any permissive right of an Escrow Agent to take any action hereunder shall not be construed as a duty.
          (o) All indemnifications contained in this Agreement shall survive the resignation or removal of an Escrow Agent, and shall survive the termination of this Agreement.
          (p) No Escrow Agent has responsibility for the sufficiency of this Agreement for any purpose.
          (q) Nothing in this Agreement shall obligate the Escrow Agent to qualify to do business or act in any jurisdiction in which it is not presently qualified to do business, or be deemed to impose upon either of the Escrow Agents the duty of a trustee. The duties of the Escrow Agents under are strictly ministerial in nature.
          (r) In no event shall an Escrow Agent have any liability for any failure or inability of a party to perform or observe his duties under the Securities Purchase Agreement, or by reason of a breach of this Agreement by an Investor or the Company. In no event shall either Escrow Agent be obligated to take any action against the other parties hereto to compel performance hereunder.
          (s) In the event of any ambiguity or uncertainty under this Agreement, or in any notice, instruction, or other communication received by an Escrow Agent hereunder, such Escrow Agent may, in its discretion, refrain from taking action, and may retain the First Closing Securities or the First Closing Payment, as the case may be, until and unless it receives written instructions signed by each of the parties hereto which eliminates such uncertainty or ambiguity.
6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted transferees and assigns and shall not be enforceable by or inure to the benefit of any third party. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties.
7. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be, (x) for the Company and the Investors the addresses and facsimile numbers set forth in the Securities Purchase Agreements, and (y) for the Escrow Agents as is set forth below:

If to the Cash Escrow Agent:	Hanzman & Criden, P.A.
220 Alhambra Circle, Suite 400
Coral Gables, FL 33134
Telephone: (305) 357-9000
Facsimile: (305) 357-9050
Attention: Michael E. Criden, Esq.

with a copy to:	Akerman Senterfitt
One S.E. Third Avenue, Suite 2800
Miami, Florida 33131
Telephone: (305) 374-5600
Facsimile: (305) 374-5095
Attention: Jonathan L. Awner, Esq.

If to the Securities Escrow Agent:	Edwards Angell Palmer & Dodge LLP
350 East Las Olas Boulevard
Suite 1150
Fort Lauderdale, Florida 33301
Telephone: (954) 727-2600
Facsimile: (954) 727-2601
Attention: Leslie J. Croland, P.A.
8. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Miami-Dade County, Florida and Broward County, Florida, or any federal court sitting in the Southern District of Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
9. Force Majeure. No Escrow Agent shall be responsibility or liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to act of God, strikes, lock-outs, riots, acts of war, epidemics, laws or governmental regulations changed or superimposed after the fact, fire, communication line failures, power failures, computer viruses, earth quakes or other disasters, or to unavailability of Federal Reserve Bank wire or telex facilities.
10. Amendments and Waivers. No supplement, modification or amendment of this Agreement, or of any covenant, condition or limitation herein contained, shall be valid unless made in writing and executed by the parties hereto. No waiver of any covenant, condition, or limitation herein contained shall be valid unless made in writing and executed by the party making the waiver.
11. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
12. Severability. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SMARTVIDEO TECHNOLOGIES, INC.
By:	/s/ Richard E. Bennett, Jr.
	Name:	Richard E. Bennett, Jr.
	Title:	President

EDWARDS ANGELL PALMER & DODGE LLP
By:	/s/ Leslie J. Croland
	Name:	Leslie J. Croland
	Title:	Partner

HANZMAN & CRIDEN, P.A.
By:	/s/ Michael Criden
	Name:	Michael Criden
	Title:	Partner

/s/ Michael E. Criden

Michael E. Criden
Ghs Holdings
By: /s/ Glenn Singer

Name: Glenn Singer
SME Children LLP
By: /s/ Stephen Esrick

Name: Stephen Esrick
/s/ Scott Hunter

Scott Hunter
/s/ Michael Puder

Michael Puder
/s/ Michael Cohen

Michael Cohen
/s/ Michael Brunnberg

Michael Brunnberg
/s/ Audrey Bennati

Audrey Bennati
Dean and Jessica Goldfine
/s/ Dean Goldfine

Dean Goldfine
/s/ Jessica Goldfine

Jessica Golfine
Doug M. Rudolph Partners Ltd.
By: /s/ Doug Rudolph

Name: Doug Rudolph
Craig Morris/Ernie Frywald
/s/ Craig Morris

Craig Morris
/s/ Ernie Fyrwald

Ernie Fyrwald
/s/ William Matz

William Matz
/s/ Peter Greenberg

Peter Greenberg
Bradcliff Investments, Inc.
By: /s/ Brad Naimer

Name: Brad Naimer
/s/ Todd Katz

Todd Katz
Apex Capital
By: /s/ Robert Rubin,

Name: Robert Rubin,
/s/ Jeff Hanft

Jeff Hanft
/s/ Art Criden

Art Criden
MSG Properties LLC
By: /s/ Mark S. Gold

Name: Mark S. Gold
Tony Blank Family Trust
By: /s/ Tony Blank

Name: Tony Blank
/s/ Kevin Love

Kevin Love
/s/ Dwight Richert

Dwight Richert
/s/ Manuel Kadre

Manuel Kadre
/s/ Jonathan Colby

Jonathan Colby
/s/ Michael Hanzman

Michael Hanzman
/s/ Jonathan Wish

Jonathan Wish
/s/ John Accetta

John Accetta
/s/ Bryce Epstein

Bryce Epstein
/s/ Cory Waldman

Cory Waldman
/s/ Steven Meister

Steven Meister
/s/ Kenneth Goodman

Kenneth Goodman
SCB LLC
By: /s/ Paul G. Schwichte (Carbone)

Name: Paul G. Schwichte (Carbone)
Andy R, Inc.
By: /s/ Andy Roddeck

Name: Andy Roddeck
/s/ Barry Frank

Barry Frank
/s/ Bob Burstein

Bob Burstein
/s/ Brett Overman

Brett Overman
/s/ Mitchell Kline

Mitchell Kline
Michael and Rachel Goldman
/s/ Michael Goldman

Michael Goldman
/s/ Rachel Goldman

Rachel Goldman
/s/ Michael Meister

Michael Meister
/s/ Malcom Meister

Malcom Meister
/s/ Jay Shapiro

Jay Shapiro
/s/ Paul; B. Chaplin

Paul; B. Chaplin
Ronni Jill Trust
/s/ Judy Silverman, Trustee

Judy Silverman, Trustee
/s/ Gary N. Itzenson

Gary N. Itzenson
Stephen And Deborah Clifford, Joint Tenants
/s/ Stephen Clifford

Stephen Clifford
/s/ Deborah Clifford

Deborah Clifford
/s/ Thomas Brunnberg

Thomas Brunnberg
Stuart Lasher LP I
/s/ Stuart Lasher

Name: Stuart Lasher
/s/ Michael Levy

Michael Levy
/s/ John Fels

John Fels
/s/ Chris Damian

Chris Damian
/s/ Dan Kleiman

Dan Kleiman
/s/ Robert Rovinsky

Robert Rovinsky
/s/ Jimmy Tate

Jimmy Tate
/s/ Lester Epstein

Lester Epstein
/s/ Andrew Henschel

Andrew Henschel
Balogh Family Partnership
By: /s/ Illegible

Name: Illegible
/s/ Mark Levinson

Mark Levinson
/s/ Kenneth Bernstein

Kenneth Bernstein
/s/ Barry Ross

Barry Ross
Chris & Renne Eilers
/s/ Chris Eilers

Chris Eilers
/s/ Renne Eilers

Renne Eilers